UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 27, 2008
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

20200 Sunburst Street, Chatsworth, CA 91311
(Address of principal executive offices)

(818) 734-8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 24, 2008, North American Scientific, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is in compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing. As a result of regaining compliance with Nasdaq Marketplace Rules, The Nasdaq Listing Qualifications Panel has determined that the hearing scheduled for October 30, 2008 is no longer necessary. The Company’s common stock will continue to be listed on The Nasdaq Capital Market and will continue to trade under the symbol “NASM.”

In a related matter, the Company received a letter from Nasdaq dated October 22, 2008 notifying the Company that Nasdaq has suspended enforcement of the bid price and market value of publicly held shares requirements through Friday, January 16, 2009. The Company is currently in a bid price compliance period and as a result of this suspension, the Company will have until May 26, 2009 to regain compliance by achieving a $1 closing bid price for a minimum of 10 consecutive trading days.

The Company issued a press release regarding the notices that it received from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: October 27, 2008	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated October 27, 2008